Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 29, 2012)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 31, 2011 of $14,095,000 or $2.69 per share diluted, compared to net income of $10,329,000 or $1.98 per share diluted, in 2010.  The fourth quarter 2011 net income was $4,185,000 or $.80 per share diluted, compared to net income of $3,119,200 or $.60 per share diluted, for the same period last year.  Revenues for the year ended December 31, 2011 were $51,335,000, up from $41,203,600 in 2010.

John L. Morgan, Chairman and Chief Executive Officer, stated, “We had a good year and fourth quarter due to the steady growth of our franchise business and the significant improvement in our leasing business.  We believe that we are well positioned for long-term profitable growth.”

Winmark Corporation creates, supports and finances business.  At December 31, 2011, there were 930 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, and Music Go Round®.  An additional 44 retail franchises have been awarded but are not open.  In addition, at December 31, 2011, the Company had a lease portfolio equal to $29.8 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 31, 2011	December 25, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$9,020,100	$2,257,100
Marketable securities	1,043,800	161,000
Receivables, net	1,316,200	1,841,300
Net investment in leases - current	11,746,900	13,856,700
Income tax receivable	116,500	294,700
Inventories	68,500	85,900
Prepaid expenses	362,000	382,600
Total current assets	23,674,000	18,879,300

Net investment in leases — long-term	18,102,000	16,802,500
Long-term investments, net	3,817,400	3,973,800
Property and equipment, net	1,474,800	1,785,900
Other assets	677,500	680,500
	$47,745,700	$42,122,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$—	$8,800,000
Accounts payable	1,460,300	1,274,200
Accrued liabilities	1,346,000	1,513,600
Discounted lease rentals	20,800	530,400
Rents received in advance	274,700	291,800
Deferred revenue	1,212,400	1,041,700
Deferred income taxes	3,464,800	1,832,500
Total current liabilities	7,779,000	15,284,200

Long-Term Liabilities:
Discounted lease rentals	—	26,500
Rents received in advance	269,400	696,900
Deferred revenue	844,300	767,600
Other liabilities	1,389,200	1,678,000
Deferred income taxes	2,355,100	655,800
Total long-term liabilities	4,858,000	3,824,800

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,987,643 and 5,020,739 shares issued and outstanding	629,800	513,700
Accumulated other comprehensive income	17,000	—
Retained earnings	34,461,900	22,499,300

Total shareholders’ equity	35,108,700	23,013,000
	$47,745,700	$42,122,000

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010
REVENUE:
Royalties	$8,442,100	$6,727,500	$30,360,600	$26,489,300
Leasing income	3,780,200	2,606,000	16,364,700	9,896,300
Merchandise sales	482,900	335,600	2,481,600	2,344,800
Franchise fees	245,000	480,800	1,081,200	1,366,400
Other	281,600	324,500	1,046,900	1,106,800
Total revenue	13,231,800	10,474,400	51,335,000	41,203,600

COST OF MERCHANDISE SOLD	457,900	319,300	2,366,400	2,231,100
LEASING EXPENSE	966,500	250,000	5,115,800	1,624,200
PROVISION FOR CREDIT LOSSES	(51,600)	46,600	(43,400)	189,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,953,200	4,527,000	19,048,600	18,620,300
Income from operations	6,905,800	5,331,500	24,847,600	18,539,000
GAIN (LOSS) FROM EQUITY INVESTMENTS	(71,200)	63,300	(515,800)	(259,100)
IMPAIRMENT OF INVESTMENT IN NOTES	(337,000)	—	(883,100)	—
INTEREST EXPENSE	(27,800)	(55,000)	(112,000)	(980,200)
INTEREST AND OTHER INCOME/(EXPENSE)	22,800	(119,000)	44,900	257,800
Income before income taxes	6,492,600	5,220,800	23,381,600	17,557,500
PROVISION FOR INCOME TAXES	(2,307,600)	(2,101,600)	(9,286,600)	(7,228,500)
NET INCOME	$4,185,000	$3,119,200	$14,095,000	$10,329,000
EARNINGS PER SHARE — BASIC	$.84	$.62	$2.83	$2.05
EARNINGS PER SHARE — DILUTED	$.80	$.60	$2.69	$1.98
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	4,975,878	5,013,772	4,979,036	5,044,995
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,235,590	5,231,581	5,238,412	5,210,614